AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1999
                                                     REGISTRATION NO. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                               52-0991911
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

                              11019 McCORMICK ROAD
                           HUNT VALLEY, MARYLAND 21031
          (Address, including Zip Code, of Principal Executive Offices)

                          1999 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                             DONALD A. DEIESO, Ph.D.
                      PRESIDENT and CHIEF EXECUTIVE OFFICER
                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                              11019 McCORMICK ROAD
                           HUNT VALLEY, MARYLAND 21031
                                 (410) 584-7000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)
                             ----------------------

                                 With a copy to:
                               JOSEPH LUNIN, ESQ.
                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                          MORRISTOWN, NEW JERSEY 07962
                                 (973) 966-6300


                         CALCULATION OF REGISTRATION FEE

----------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          Title of                   Amount             Proposed Maximum       Proposed Maximum           Amount of
       Securities to                  to be              Offering Price            Aggregate            Registration
       be Registered              Registered(1)           Per Share(2)          Offering Price               Fee
----------------------------- ---------------------- ----------------------- ---------------------- ----------------------

    Common Stock, $0.01              250,000                 $1.375                $343,750                 $100
         par value

   Total Registration Fee
                                                                                                            $100
----------------------------- ---------------------- ----------------------- ---------------------- ----------------------


    (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issuable pursuant to anti-dilution provisions contained in the 1999 Long-Term Incentive Plan (the "Plan").

    (2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h)(1) based on the average high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on January 11, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   ITEM 1.  Plan Information

                     Not filed with this Registration Statement.

   ITEM 2.  Registrant Information and Employee Plan Annual Information

                     Not filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.           Incorporation of Documents by Reference.

         The following documents filed by EA Engineering, Science, and Technology, Inc. Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

             1. Annual Report on Form 10-K for the year ended August 31, 1998 filed on November 24, 1998.

             2. Quarterly Report for the quarter ended November 30, 1998 filed on January 13, 1999.

             3. The Description of the Registrant's Capital Stock contained in the Registration Statement on Form S-1 (No. 33-8958).

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


   ITEM 4.           Description of Securities.

                     Not applicable.


   ITEM 5.           Interests of Named Experts and Counsel.

                     Not applicable.


   ITEM 6.           Indemnification of Directors and Officers.

         (a) Limitation of Liability of Directors and Officers. Section 102 of the Delaware General Corporation Law permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving intentional misconduct or a knowing violation of law, (c) involving the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (d) resulting in receipt by such person of any improper personal benefit. Article EIGHTH of the Company's Certificate of Incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by Delaware law.

         (b) Indemnification of Directors, Officers, Employees and Agents. Under Article TENTH of its Certificate of Incorporation, the Company shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by the Company's Bylaws and the Delaware General Corporation Law. Article VIII of the Company's Bylaws provides that a director or officer shall be indemnified to the fullest extent permitted under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

                  Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article EIGHTH, Paragraph 9 of the Company's Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


   ITEM 7.           Exemption from Registration Claimed.

                     Not applicable.

   ITEM 8.           Exhibits.

        5 Opinion of Pitney, Hardin, Kipp & Szuch, as to the legality of the securities being registered.

        23(a)  Consent of Arthur Andersen LLP.

        23(b) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 hereto).

        24     Power of Attorney (included on signature page hereto).

        99     1999 Long-Term Incentive Plan.

   ITEM 9.           Undertakings.

    1.   The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hunt Valley, Maryland on this 14th day of January, 1999.

                              EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC. (The Registrant)


                                       DONALD A. DEIESO
                              By:      ____________________________________
                                       Donald A. Deieso, Ph.D.
                                       President and Chief Executive Officer

            KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Loren D. Jensen, Ph.D. and Donald A. Deiseo, Ph.D., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming what said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                                    Title                                Date


   LOREN D. JENSEN
   --------------------------
   Loren D. Jensen, Ph.D.              Chairman of the Board of Directors                 January 14, 1999

   DONALD A. DEIESO
   --------------------------
   Donald A. Deieso, Ph.D.             President, Chief Executive Officer                 January 14, 1999
                                                and Director

   BARBARA L. POSNER
   --------------------------
   Barbara L. Posner                     Senior Vice President, Finance and               January 14, 1999
                                    Administration (principal financial officer)

   EDMUND J. CASHMAN, JR.
   --------------------------
   Edmund J. Cashman, Jr.                       Director                                  January 14, 1999

   RUDOLPH P. LAMONE
   --------------------------
   Rudolph P. Lamone, Ph.D.                     Director                                  January 14, 1999

   CLEAVELAND D. MILLER
   --------------------------
   Cleaveland D. Miller, Esq.                   Director                                  January 14, 1999

   GEORGE G. RADCLIFFE
   --------------------------
   George G. Radcliffe                          Director                                  January 14, 1999



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan administrators have duly caused this Registration Statement to be signed on behalf of the Plan, thereunto duly authorized, in Hunt Valley, Maryland, on this 14th day of January, 1999.

                                   EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC. 1999 LONG-TERM INCENTIVE PLAN
                                   (The Plan)

                                      MEREDITH N. CONKLIN
                                   By:____________________________________
                                      Meredith N. Conklin, V.P. Human Resources,
                                       as Plan Administrator

                                INDEX TO EXHIBITS

   Exhibit No.       Description


         5 Opinion of Pitney, Hardin, Kipp & Szuch, as to the legality of the securities being registered.

         23(a)        Consent of Arthur Andersen LLP.

         23(b)        Consent  of  Pitney,  Hardin,  Kipp & Szuch  (included  in
                      Exhibit 5 hereto).

         24           Power of Attorney (included on signature page hereto).

         99           1999 Long-Term Incentive Plan.